                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ------------------------
                                  USANA, INC.
                (Name of Registrant as Specified in its Charter)
                            ------------------------
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
     [ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Dated filed:

                                 [USANA LOGO]

                            3838 West Parkway Blvd.
                       Salt Lake City, Utah  84120-6336
                                (801) 954-7100

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1999

To the Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of USANA, Inc. will be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 27, 1999, at 10:00 a.m., Mountain Time, for the purposes discussed in the following pages and which are made part of this
Notice:

  1. To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until his successor is elected and shall qualify;

  2. To approve the Board of Directors' selection of Grant Thornton LLP as the Company's independent public accountants; and

  3. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on April 12, 1999, as the record date for the determination of shareholders having the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 3838 West Parkway Blvd., Salt Lake City, Utah, during the ten days prior to the meeting.

     You are requested to date, sign and promptly return the enclosed proxy. This proxy is solicited by the Board of Directors of the Company and will be voted as indicated in the proxy and the accompanying proxy statement. Your vote is important. Please sign and date the proxy card and return it in the enclosed return envelope whether or not you expect to attend the meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, appropriate postage must be affixed. Giving your proxy as requested by the Board will not affect your right to vote in person should you decide to attend the Annual Meeting. Your proxy is revocable at any time before the meeting.

                                             By Order of the Board of Directors,


                                             /s/ Myron W. Wentz


                                             Myron W. Wentz, PhD, Chairman


Salt Lake City, Utah
April 23, 1999

                                 [USANA LOGO]

                            3838 West Parkway Blvd.
                       Salt Lake City, Utah  84120-6336
                                (801) 954-7100
                  -------------------------------------------

                                PROXY STATEMENT

                  -------------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by the Board of Directors of USANA, Inc. ("USANA" or the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 27, 1999, at 10:00 a.m., Mountain Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice.

     When properly dated, executed and returned, the proxy and the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted:

        . FOR the election of the nominees for directors set forth herein, and

        . FOR ratification of the selection of Grant Thornton LLP as the independent public accountants

     A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

     The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors. A plurality of the votes properly cast for the election of directors at the meeting by the shareholders in person or by proxy will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company.

     The close of business on April 12, 1999 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 13,051,238 shares of the Company's common stock outstanding and entitled to vote. On July 21, 1998, the registrant declared a two-for-one stock split of its common stock, no par value, that was distributed in the form of a stock dividend on August 3, 1998 to shareholders of record as of July 31, 1998. Outstanding common stock data in this proxy statement have been adjusted to reflect the stock split. For a description of the principal shareholders of the Company, see "Voting Securities and Principal Holders Thereof" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about April 23, 1999.

                      PROPOSAL 1 -  ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no less than three. Presently the Company's Board of Directors consists of five members, all of whom are nominees for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve if elected.

      The Board of Directors recommends a vote For each nominee director.

Directors and Executive Officers

     The nominees for the Board of Directors in 1999 are Myron W. Wentz, PhD, Ronald S. Poelman, Robert Anciaux, Ned M. Weinshenker, PhD, and David A. Wentz. All of the nominees currently serve as members of the Company's Board of Directors. The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Voting Securities and Principal Holders Thereof" and is based upon information furnished by the respective individuals.

     Myron W. Wentz, PhD, 58, founded the Company in 1992 and has served as the President, Chief Executive Officer and Chairman of the Board of the Company since its inception. In 1974, Dr. Wentz founded Gull Laboratories, Inc., a developer and manufacturer of medical diagnostic test kits and the former parent of USANA. Dr. Wentz served as Chairman of Gull from 1974 until 1998. Dr. Wentz is also the Chairman of Wentz Clinic, Inc., which owns and operates the Wentz Wellness Center for Women in Atlanta, Georgia, and has served in that position since 1998. In 1998, he founded Sanoviv, S.A. de C.V. ("Sanoviv"), a health center located near Rosarito, Mexico, that is currently under construction. Dr. Wentz is the Sole Administrator of Sanoviv, which is owned in equal shares by Dr. Wentz and his son, David A. Wentz, a director and executive officer of the Company. From 1969 to 1973, Dr. Wentz served as Director of Microbiology for Methodist Medical Center, Proctor Community Hospital, and Pekin Memorial Hospital, all of which are located in Peoria, Illinois. Dr. Wentz received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a PhD in Microbiology and Immunology from the University of Utah.

     Ronald S. Poelman, 45, has served as a director of the Company since 1995. Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate Finance Group. From 1990 to 1993, Mr. Poelman was a stockholder of the Salt Lake City law firm of Parsons, Behle & Latimer. Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley.

     Robert Anciaux, 53, has served as a director of the Company since July 1996. Since 1990, he has been the Managing Director of Societe d'Etudes et Investissement, a consulting and investment management firm in Brussels, Belgium. From 1982 to 1990, Mr. Anciaux was self-employed as a venture capitalist in Europe, investing in various commercial, industrial and real estate venture companies. In some of these privately held companies Mr. Anciaux also serves as a director. Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles.

     Ned M. Weinshenker, PhD, 56, has served as a director of the Company since June 1998. Since 1998, Dr. Weinshenker has been a principal and President of Churchill Oaks Consulting, providing consulting services and assistance to pharmaceutical and biotechnology companies. As part of these consulting activities he serves as President, CEO and a Director of MantiCore Pharmaceuticals, Inc. From 1992 until 1998, he was the President and CEO of Iomed, Inc., which develops, manufactures and commercializes controllable drug delivery systems using iontophoretic technology. Before joining Iomed, Dr. Weinshenker's experience included serving in executive management positions with various entities, including MBW Management, a venture capital firm, Dynapol, Inc., a chemical technology company, Alza, a drug delivery company, and Sequus, Inc., a drug delivery company. Dr. Weinshenker also serves on the Board of Directors of CyDex, Inc., a drug delivery company. Dr. Weinshenker received a B.S. degree in Chemistry from the Polytechnic Institute of Brooklyn and a PhD in Organic Chemistry from the Massachusetts Institute of Technology. Dr. Weinshenker also spent a year at Harvard University as a National Institutes of Health Postdoctoral Fellow.

     David A. Wentz, 28, joined the Company as a part-time employee in 1992. He has been a full-time employee of the Company since March 1994 and a member of the Company's Board of Directors since 1993. He has served as Vice President of Strategic Development since August 1996, following a six-month leave of absence. From March 1994 to January 1996, he served as Executive Vice President of the Company. Mr. Wentz received a B.S. degree in Bioengineering from the University of California, San Diego. Mr. Wentz is the son of Myron W. Wentz.

Board of Directors Meetings, Committees and Compensation

     The Board of Directors has established an Executive Committee and an Audit Committee. Subject to certain restrictions, the Executive Committee possesses and exercises the powers of the Board of Directors during the intervals between regular meetings of the Board. Among other things, the Executive Committee is responsible for and reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation and benefit plans for management of the Company and administers the Company's Distributor Stock Purchase Plan. The members of the Company's Executive Committee are Myron W. Wentz, David A. Wentz and Ronald S. Poelman. The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results, and oversees the engagement of the Company's independent auditors. The members of the Company's Audit Committee are Ronald S. Poelman and Robert Anciaux. The Company's bylaws provide that each member of the Board of Directors holds office until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

     Until 1998, all directors except Myron W. Wentz received an initial grant of options to purchase 125,000 shares of common stock pursuant to the 1995 Directors' Stock Option Plan ("Directors' Plan"). The options vested at the rate of 25,000 shares per year for five years, so long as the recipient remained a director of the Company. The exercise price of such options was the fair market price of the Company's common stock on the date of grant, determined as provided in the Directors' Plan. Except for the grant of options pursuant to the Directors' Plan, the Company's directors received no fees or other compensation for their service on the Board or otherwise participating in meetings of the Board or Committees of the Board, whether in person or by telephone, although the Company's policy is to reimburse directors for their out-of-pocket expenses incurred in connection with their services as directors. In June 1998, the Board of Directors adopted and the stockholders approved the combination of the Directors' Plan with the Company's Incentive and Stock Option Plan into the Amended and Restated Stock Incentive and Option Plan ("Stock Option Plan"). New directors elected commencing in June 1998 will receive options granted under the amended and restated plan as determined by the Executive Committee. Dr. Weinshenker, elected to the Board of Directors at the annual meeting of stockholders in June 1998, was granted options under the Stock Option Plan to purchase 70,000 shares of common stock at a price of $15.48 per share, which was the market price of the common stock of the Company on the date of grant. These options vest over five years following the date of grant at the rate of 14,000 shares per year, provided Dr. Weinshenker continues to serve as a director during that time.

Executive Officers

     The executive officers of the Company are as follows:

Name                                                 Position
----                                                 --------

Myron  W. Wentz, PhD                President, Chief Executive Officer, and
                                    Chairman of the Board
Gilbert A. Fuller                   Vice President of Finance and Chief
                                    Financial Officer
Dallin A. Larsen                    Vice President of Sales
John B. (Jeb) McCandless IV         Vice President of Operations and Chief
                                    Operating Officer
David A. Wentz                      Vice President of Strategic Development

-------------------------

     Biographical information for Myron W. Wentz and David A. Wentz is included above. The following information is provided regarding the other executive officers of the Company:

     Gilbert A. Fuller, 58, joined the Company in May 1996, has served as Vice President of Finance since that time, and has served as its Chief Financial Officer since October 1997. From January 1994 to May 1996, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation. From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketer of personal care products. From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives. Mr. Fuller is a Certified Public Accountant and received a B.S. in Accounting and an M.B.A. from the University of Utah.

     Dallin A. Larsen, 39, helped form the Company in July 1992 and has served as Vice President of Sales of the Company since its inception. Mr. Larsen was directly responsible for developing USANA's distributor compensation plan, which he began working on in March 1992, prior to the Company's spin-off from Gull Laboratories, Inc. From January 1990 to March 1992, Mr. Larsen was Vice President of Sales of Natural Solutions (formerly Gentle Earth), a network marketing company that sells household cleaning products. Mr. Larsen received a B.S. in Finance from Brigham Young University.

     John B. ("Jeb") McCandless IV, 51, joined the Company in October 1995, and has served as the Company's Vice President of Operations since June 1996, and Chief Operating Officer since October 1997. From October 1995 to June 1996, he was the Director of Scientific Operations of the Company. From January 1994 to October 1995, he was a consultant with Apogee Strategic Services. From September 1987 to December 1993, Mr. McCandless was the President of Utah Biomedical Testing Laboratory, where he supervised that company's business of contract research and scientific testing. He also served in managerial positions in toxicology at both Atlantic Richfield Company and Biodynamics, Inc. Mr. McCandless received a B.A. in Zoology from the University of California, Santa Barbara, an M.S. in Pathology from the University of Utah, and M.A. and M.B.A. degrees from The Claremont Graduate School in California.

Executive Compensation

     The following table summarizes the compensation of the Chief Executive Officer of the Company and the Company's four most highly paid executive officers other than the Chief Executive Officer (collectively the "Named Executive Officers") and the amounts earned by each of them during the past three fiscal years:

                            Summary Compensation Table
                                                                                Long Term
                                                                              Compensation
                                                 Annual Compensation              Awards
                                                 -------------------          -------------

                                                                Other          Securities
                                                               Annual          Underlying
                                                             Compensation       Options/
Position                   Year    Salary ($)     Bonus        ($)/1/         SARs  (#)/2/
--------                   ----    ----------    -------    -------------    --------------
Myron W. Wentz /3/         1996     $      0      $    0     $      0               0/0
CEO/President              1997     $      0      $    0     $      0               0/0
                           1998     $      0      $    0     $      0               0/0

Gilbert A. Fuller /4/      1996     $ 50,192      $3,032     $  3,147         160,000/0
V.P. of Finance and CFO    1997     $117,885      $    0     $  5,447         160,000/0/5/
                           1998     $148,269      $    0     $137,697               0/0

Dallin A. Larsen           1996     $134,615      $8,678     $468,883               0/0
V.P. of Sales              1997     $150,031      $    0     $212,168               0/0
                           1998     $166,154      $    0     $425,350               0/0

John B. McCandless IV      1996     $ 87,688      $5,606     $  5,125               0/0
V.P. of Operations and     1997     $108,669      $    0     $  4,873               0/0
 COO                       1998     $127,154      $    0     $  5,129               0/0

David A. Wentz /6/         1996     $ 28,846      $1,617     $279,807               0/0
V.P.  of Strategic         1997     $ 85,769      $    0     $135,553               0/0
 Development               1998     $ 98,679      $    0     $ 38,776          60,000/0/7/


-------------------------------

  /1/ Includes the approximate value of executive's use of a Company-owned car, the Company's matching contribution to executive's 401(k) plan, and gain realized upon the exercise of stock options.

  /2/ Shares subject to issuance upon exercise of options granted under a compensation plan.

  /3/ Dr. Wentz does not take any compensation for services provided to the Company.

  /4/  Mr. Fuller became an employee of the Company in June 1996.

  /5/  Reflects repricing of options granted in prior year.

  /6/  Mr. Wentz was not employed by the Company from 12/8/95 through 8/15/96.

  /7/ These options were issued in Mr. Wentz's capacity as a director of the Company.

Stock Option Grants in Fiscal 1998

     The following table sets forth grants of stock options made during the fiscal year ended January 2, 1999 to any of the Named Executive Officers.

                                       Option Grants in Last Fiscal Year

                                                                                Potential Realizable Value
                                                                                At Assumed Annual Rates
                                                                                Of Stock Price Appreciation
                        Individual Grants                                            For Option Term
----------------------------------------------------------------------------------------------------------
     (a)                         (b)             (c)            (d)          (e)          (f)       (g)
                                             % of Total
                              Number of     Options/SARs
                             Securities      Granted to
                             Underlying       Employees    Exercise or
                            Options/SARs      in Fiscal     Base Price   Expiration
       Name                  Granted (#)        Year        ($/Share)       Date        5% ($)    10% ($)
-------------------------  ------------     ------------   -----------   ----------   --------   --------
David A. Wentz                   60,000/1/          19.4%        $8.90     1/2/2008   $335,830   $851,058
Vice President/Director

/1/ Shares vest at the rate of 12,000 per year over five years, commencing with the first anniversary of the date of grant. As of the date of this Proxy Statement, options as to 12,000 shares were vested and exercisable.


Aggregated Option Exercises and Fiscal Year-end Option Value

     The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during the fiscal year ended January 2, 1999, as well as the aggregate number and value of unexercised options held by each of the Named Executive Officers as of such date.

                        Aggregated Option Exercises in Last Fiscal Year
                               And Fiscal Year-end Option Values

                                                               Number of
                                                              Securities          Value of
                                                              Underlying        Unexercised
                                                              Unexercised       In-the-Money
                                   Shares                       Options           Options
                                Acquired on                  At 1/2/99 (#)     At 1/2/99 ($)
                                  Exercise       Value       Exercisable/       Exercisable/
Name                                (#)       Realized ($)   Unexercisable     Unexercisable
------------------------------  ------------  ------------  ---------------  -----------------
Gilbert A. Fuller                    20,000      $128,400    44,000/96,000   $100,980/$220,320

Dallin A. Larsen                     40,000      $416,000        0/160,000   $    0/$1,376,000

John B. McCandless                        0      N/A        120,000/80,000   $633,000/$422,000

David A. Wentz                        3,000      $ 31,238    34,000/98,000   $203,900/$488,800

----------------------------------------------------------------------------------------------

Long-term Incentive Plans ("LTIP's")

     The Company did not make any awards under any LTIP during the fiscal year ended January 2, 1999.

Compensation Plans

     At the Annual Meeting of Shareholders in 1998, the Company's shareholders approved the combination of the Company's 1995 Long-term Stock Investment and Incentive Plan and the Directors' Plan, into the Amended and Restated Plan. The total number of shares of common stock that may be issued upon exercise of awards granted under the plan is 4,000,000 shares. As of January 2, 1999, a total of 1,568,000 shares were available under the plan.

     Employees, officers and directors of the Company and its subsidiaries, as well as consultants and other persons who contribute to the business of the Company may participate as selected at the discretion of the committee administering the plan ("Committee"). At this time, the Executive Committee of the Board administers the plan. The Committee has broad authority to select persons to receive awards under the plan and to establish the terms and conditions applicable to the exercise of such awards and the duration of the awards.

Employment Contracts and Other Arrangements

     The Company has an employment agreement with Gilbert A. Fuller, Vice President of Finance and Chief Financial Officer of the Company. The term of the agreement runs through May 31, 2000. In addition to matters involving Mr. Fuller's compensation, the agreement contains covenants concerning non-competition and confidentiality, termination with or without cause and, in the case of the latter, payment of a severance based on the remaining term of the agreement. Mr. Fuller is also entitled to receive the benefits customarily afforded to executives of the Company, including participating in retirement and other plans. (See, Summary Compensation Table, above.)

Compensation Committee Report on Executive Compensation

[Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act or the 1934 Act that might incorporate future filings, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended January 2, 1999, in whole or in part, the following Executive Compensation Report and the Stock Performance Graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.]

     This Compensation Report discusses the Company's compensation policies and the basis for the compensation paid to its executive officers (including the Named Executive Officers), during the year ended January 2, 1999.

Compensation Policy
-------------------

     The Committee's policy with respect to executive compensation has been designed to:

 . Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

 . Reward executive officers for the achievement of key operating objectives and for the enhancement of the long-term value of the Company; and

 . Align the interests of the executive officers with those of the Company's shareholders.

     The components of compensation paid to executive officers consist of: (a) base salary, (b) incentive compensation in the form of stock options awarded by the Company under the Company's Stock Option Plan and (c) certain other benefits. In 1998, the Committee adopted a cash bonus program as an additional component of executive compensation. A similar bonus program has been adopted in 1999. The Executive Committee of the Board of Directors functions as the Compensation Committee and is responsible for reviewing and approving all compensation paid by the Company to its executive officers and members of the Company's senior management team.

Components of Compensation
--------------------------

     The primary components of compensation paid by the Company to its executive officers and senior management personnel and the relationship of such components of compensation to the Company's performance, are discussed below:


 . Base Salary. The Compensation Committee periodically reviews and approves the base salary paid by the Company to its executive officers and members of the senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of its senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable, when considered together with other elements of compensation (such as stock options and the bonus plans) in relation to the Company's size and performance and in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

 . Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long-term increases in shareholder value. The Compensation Committee believes that the stock options granted under the Stock Option Plan reward executive officers only to the extent that shareholders have benefited from increases in the value of the Company's common stock.

 . Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

Compensation of the Chief Executive Officer
-------------------------------------------

     Myron W. Wentz has served as the Chief Executive Officer of the Company since its inception. Dr. Wentz does not receive any compensation from the Company for his services and he has in the past declined to accept any options or other awards under any stock option or stock incentive plan that he might otherwise have been entitled to receive as an executive officer or director of the Company.

Conclusion
----------

     The Compensation Committee believes that its policies further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its financial and other goals and objectives. At the same time, the Compensation Committee believes that its policies encourage responsible management of the Company in the short-term. The Compensation Committee regularly considers executive compensation issues so that its practices are as effective as possible in furthering shareholder interests.


     The Compensation Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.


                                       Respectfully submitted,

                                       Compensation Committee:

                                       Myron W. Wentz, PhD
                                       Ronald S. Poelman
                                       David A. Wentz

Stock Performance Graph

     The following graph compares the yearly cumulative total returns from the Company's common stock, the Total Return Index for the Nasdaq Stock Market, and ten companies selected in good faith by the Company from the Company's industry (the "Peer Group"). Each of the companies included in the Peer Group markets or manufactures products similar to the Company's products or markets its products through a similar marketing channel. The Peer Group is comprised of the following companies: Rexall Sundown, Inc., Amway Asia Pacific Ltd., NBTY, Inc., Nature's Sunshine Products, Inc., Avon Products, Inc., Herbalife International, Inc., Natural Alternatives International, Inc., Celestial Seasonings, Inc., General Nutrition Companies, Inc. and Reliv International, Inc.

     The composition of the Company's Peer Group, described above, has been changed; certain companies have been replaced by companies with operations more comparable to the Company. Had the prior Peer Group been used in the proxy statement, the performance graph would have shown it to have attained a total return for the period of $208, as compared to the $218 attained with the current peer group.

     The Company's shares commenced trading in May 1993. The graph assumes an investment on January 1, 1994 of $100 and reinvestment of all dividends into additional shares of the same class of equity, if applicable to the stock or index.


                   [PERFORMANCE GRAPH APPEARS HERE]


         COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG USANA, INC., TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET AND PEER GROUP


   Measurement
     Period         USANA, Inc.           NASDAQ Index         Peer Group

     Dec 93          $    100               $  100               $  100
     Dec 94          $    320               $   98               $  104
     Dec 95          $  3,040               $  138               $  133
     Dec 96          $  5,760               $  170               $  187
     Dec 97          $  5,800               $  208               $  201
     Dec 98          $  6,480               $  294               $  218

Voting Securities and Principal Holders Thereof

       The following table sets forth, as of April 5, 1999, the number of shares of the Company's common stock, no par value, owned by (1) each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding common stock, (2) by the executive officers and directors of the Company individually, and (3) by the executive officers and directors of the Company as a group. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of the Company's common stock listed for such person in the table. Unless otherwise indicated, the mailing address of the shareholder is the address of the Company, 3838 West Parkway Blvd., Salt Lake City, Utah 84120.

Name/Address                                         Number of Shares /1/        Percent of Class /2/
-------------------------------                      --------------------        --------------------

5% Beneficial Owners

Gull Holdings, Ltd.                                       7,598,882                      58.22%
4 Finch Road
Douglas, Isle of Man

Wasatch Advisors, Inc. /3/                                1,173,425                       8.99%
150 Social Hall Avenue
Salt Lake City, Utah 84111

Directors and Executive Officers

Myron W. Wentz, PhD /4/                                   7,598,882                      58.22%
President and Chief Executive Officer
Chairman of the Board

Ronald S. Poelman, Director /5/                              75,000                           *
170 South Main Street, Suite 1500
Salt Lake City, Utah 84101

Robert Anciaux, Director /6/                                 50,000                           *
Societe d'Etude et D'Inestissement
Av Du Manoir 30
1410 Waterloo, Belgium

Ned M. Weinshenker, PhD, Director                                 0                           -

Gilbert A. Fuller /7/                                        45,864                           *
Vice President and Chief Financial Officer

John B. ("Jeb") McCandless IV /8/                           120,824                           *
Vice President and Chief Operating Officer

Dallin A. Larsen, Vice President of Sales /9/                42,072                           *

David A. Wentz, Director and  /10/                           88,338                           *
Vice President of Strategic Development

Officers and Directors as a group (8 persons)             8,020,980                      59.68%
-----------------------------

* Less than one percent. Officer and Director group total does not include duplicate entries.

[Footnotes on following page.]

     /1/ All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of the date of this Proxy Statement.

     /2/  Percentages rounded to nearest one-tenth of one percent.

     /3/ Based on information included in report filed on Form 13G, dated February 12, 1999.

     /4/ All shares shown are held of record by Gull Holdings, Ltd., an Isle of Man company owned 100% by Myron W. Wentz. Because of his control of Gull Holdings, Dr. Wentz is deemed to be the beneficial owner of the shares owned of record by Gull Holdings.

     /5/ All shares shown are issuable pursuant to exercise of stock options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement.

     /6/ All shares shown are issuable pursuant to exercise of stock options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement.

     /7/ Includes 44,000 shares issuable pursuant to exercise of options, 800 shares held of record and 1,064 shares held in executive's 401(k) account.

     /8/ Includes 120,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement and 824 shares held in the executive's 401(k) account.

     /9/ Includes 40,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement and 2,072 shares held in the executive's 401(k) account.

     /10/ Includes 59,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement, 28,000 shares held of record and 1,338 shares held in the executive's 401(k) account.

     The Company is not aware of any arrangements, including any pledge of the Company's securities, the operation of which may at a subsequent date result in a change in control of the Company.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are also required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) forms which they file.

     Based solely upon a review of the forms and amendments thereto furnished to the Company under Rule 16a-3(e) during the fiscal year ended January 2, 1999, and with respect to such year, as well as certain representations of the officers and directors specified by such rule, the Company believes that all reports required to be filed pursuant to Section 16(a) were filed. The filing of all such reports was timely, with the exception of a reported option exercise by David A. Wentz and a similar transaction by Dallin A. Larsen. Mr. Larsen's transaction included a simultaneous sale of the shares so acquired. In each case, Mr. Wentz and Mr. Larsen filed the required Form 4 to report the transactions, which are exempt from the operation of Section 16(b), one month later than such reports should have been filed.

Certain Relationships and Related Transactions

     The Company's President, CEO and Chairman, Myron W. Wentz, is also the sole beneficial owner of the single largest shareholder of the Company, Gull Holdings, Ltd. Dr. Wentz has devoted much of his personal time, expertise and resources to a number of business and professional activities.

     The most significant activity outside USANA in which Dr. Wentz is involved is the development of Sanoviv, which Dr. Wentz describes as a unique health and healing center. Sanoviv is located near Rosarito, Mexico, and is owned in equal shares by Dr. Wentz and his son, David A. Wentz, an executive officer and director of the Company. Dr. Wentz is Sole Administrator of Sanoviv. The Company has from time to time advanced funds to pay some expenses incurred by Dr. Wentz for Sanoviv and has provided certain services for Sanoviv. These expenses and the value of the services rendered by the Company have been accrued and billed to Dr. Wentz for reimbursement. In December 1998, the outstanding amounts totaled $531,000 and were converted to a personal loan to Dr. Wentz, evidenced by a promissory note due on demand and bearing interest at the rate of 7.75% per annum, with interest payable quarterly.

     Several immediate family members of Dallin A. Larsen, Vice President of Sales, are distributors of the Company. In the fiscal year ended January 2, 1999, distributor incentives paid to these members of Mr. Larsen's family as a group totaled $1,004,644, representing approximately 1.8% of total distributor incentives paid by the Company for such year. Of this sum, the Company paid $632,058 to N.R.G. Group, an entity owned by a sister, brother and brother-in-law of Mr. Larsen, and $147,408 to JAMCO, Inc., owned by a brother of Mr. Larsen, and $65,261 to D. Lee Snarr, an entity controlled by his parents. In addition to distributor incentives that were paid to members of Mr. Larsen's family during 1998, the Company employed Randy Larsen, one of Mr. Larsen's brothers, who was paid total compensation of $77,436 during the year.

     There are no agreements or understandings between the Company and any of Mr. Larsen's family members pursuant to which anything more than the ordinary compensation otherwise payable under the distributor compensation plan is paid to these distributors or pursuant to which any other preferential treatment is afforded them. Mr. Larsen does not receive any portion of the distributor incentives paid to these family members or their affiliates and he has no beneficial ownership interest in any of their businesses.


           PROPOSAL 2  - APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Grant Thornton LLP as the independent public accountant to audit the financial statements of the Company and its subsidiaries for the fiscal year ending January 1, 2000. Grant Thornton LLP has served as the Company's independent public accountant since the fiscal year ended December 31, 1995.

     At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent accountant.

     The Board of Directors recommends shareholders vote FOR approval of the selection of auditors.

     Representatives of Grant Thornton LLP, are expected to attend the 1999 Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the 1999 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                                 ANNUAL REPORT

     Copies of the Company's Annual Report on Form 10-K (including financial statements and related schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company -Attention:
Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336. The reports and other filings of the Company also may be obtained from the Commission's on-line database, located at www.sec.gov.

     A copy of the Company's 1998 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

                             SHAREHOLDER PROPOSALS

     As disclosed previously, in accordance with recent amendments to Rules 14a-4, 14a-5 and 14a-8 under the Exchange Act, written notice of shareholder proposals submitted outside the procedures of Rule 14a-8 for consideration at the 1999 Annual Meeting of Shareholders must have been received by the Company on or before April 13, 1999 in order to be considered timely for purposes of Rule 14a-4. The persons designated in the Company's proxy statement and management proxy card will be granted discretionary authority with respect to any shareholder proposal with respect to which the Company does not receive timely notice.

     The Company must receive any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2000 Annual Meeting of Shareholders by March 31, 2000. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, with return receipt requested. The Board of Directors will review any proposal received by March 31, 2000, and determine whether it is a proper proposal to present to the Annual Meeting in 2000.

     The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                                       By Order of the Board of Directors,

                                       /s/ Myron W. Wentz

                                       Myron W. Wentz, PhD, Chairman


Salt Lake City, Utah
April 23, 1999

                                     PROXY

                         [LOGO OF USANA APPEARS HERE]


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Myron W. Wentz, PhD and Gilbert A. Fuller and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of April 12, 1999, at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 27, 1999, at 10:00 a.m., Mountain Time or at any adjournment thereof.

1.   Election of Directors.

       FOR           WITHHOLD AS TO ALL        FOR ALL EXCEPT
       / /                  / /                      / /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)


Myron W. Wentz, PhD          David A. Wentz                 Ronald S. Poelman
Robert Anciaux               Ned M. Weinshenker, PhD


2. To approve and ratify the selection of Grant Thornton LLP as the Company's independent accountants.

       FOR            AGAINST         ABSTAIN
       / /             / /              / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATE: ____________    ______________________________________________
                        Signature
                      ______________________________________________
                        Signature of co-tenant holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.